FIRST AMENDMENT

TO

SECOND AMENDED AND RESTATED ADVISORY MANAGEMENT AGREEMENT

This FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED ADVISORY MANAGEMENT AGREEMENT (the “Amendment”), dated December 20, 2011, by and between BEHRINGER HARVARD OPPORTUNITY REIT I, INC., a Maryland corporation (the “Company”), and BEHRINGER HARVARD OPPORTUNITY ADVISORS I, LLC, a Texas limited liability company (the “Advisor”), as successor in interest to Behringer Harvard Opportunity Advisors I LP, a Texas limited partnership.

WHEREAS, the Company and the Advisor previously entered into that certain Second Amended and Restated Advisory Management Agreement dated May 13, 2011 (the “Agreement”).

WHEREAS, pursuant to Section 6.06 of the Agreement, the Company and the Advisor desire to amend the Agreement to reduce the asset management fee payable to the Advisor under the Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

1. Defined Terms. Any term used herein that is not otherwise defined herein shall have the meaning ascribed to such term as provided in the Agreement.

2. Amendment to Article III. Effective January 1, 2012, Article III, Section 3.01(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

(a)                Asset Management Fee. The Company shall pay the Advisor a monthly Asset Management Fee in an amount equal to 1/12th of 0.60% of Aggregate Asset Value as of the last day of the month, payable on the 15th day of following month.

3. Continuing Effect. Except as otherwise set forth in this Amendment, the terms of the Agreement shall continue in full force and effect and shall not be deemed to have otherwise been amended, modified, revised or altered.

4. Counterparts. The parties agree that this Amendment has been or may be executed in several counterparts, each of which shall be deemed an original, and all counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

By:	/s/ Terry L. Gage
Terry L. Gage
Its Authorized Representative

BEHRINGER HARVARD OPPORTUNITY ADVISORS I, LLC

By:	Harvard Property Trust, LLC, its Manager

	By:	/s/ Robert S. Aisner
Robert S. Aisner
Chief Executive Officer